Exhibit 10.58

DEED OF TRUST

THIS DEED OF TRUST (this “Deed of Trust”) made the nineteenth day of December, 2002, by DALLAS S&W, L.P., a Texas limited partnership, having an address at c/o The Smith & Wollensky Restaurant Group, Inc. (the “Grantor”), 1114 First Avenue, New York, New York 10021 to CHRISTOPHER MAYROSE (“Trustee”), for the benefit of MORGAN STANLEY DEAN WITTER COMMERCIAL FINANCIAL SERVICES, INC., a Delaware corporation, having an address at 825 Third Avenue, New York, New York 10022 (the “Beneficiary”).

W I T N E S S E T H:

WHEREAS, the Grantor is the owner of the premises described in Exhibit A attached hereto (the “Premises”);

WHEREAS, subject to the terms of a certain Term Loan Agreement of even date herewith among the Beneficiary, S&W Las Vegas, L.L.C. (the “Borrower”), The Smith & Wollensky Restaurant Group, Inc. (“S&W Restaurant Group”) and the Grantor (such agreement and any and all amendments, modifications, extensions, renewals or replacements thereto, is referred to herein as the “Loan Agreement”; all capitalized terms used herein which are not defined herein shall have the meanings given to them in the Loan Agreement), the Beneficiary has agreed to make a certain loan (the “Loan”) to the Borrower, which Loan is evidenced by a Promissory Note of even date herewith in the principal amount of One Million Nine Hundred Thousand and 00/100 ($1,900,000.00) Dollars (as the same may be amended or restated from time to time, the “Note”);

WHEREAS, the Grantor has guarantied the Borrower’s obligations under the Note, the Loan Agreement and the other Loan Documents (as defined herein) pursuant to a certain Joint and Several Guaranty of Payment of even date herewith (the “Guaranty”) made by the Grantor and S&W Restaurant Group (collectively, the “Guarantors”) to the Beneficiary;

NOW THEREFORE, IN CONSIDERATION OF THE USES AND TRUSTS (the “Trust”) ESTABLISHED AND CONTINUED BY THIS DEED OF TRUST AND IN CONSIDERATION OF TEN DOLLARS ($10) AND OTHER VALUABLE CONSIDERATION PAID BEFORE DELIVERY OF THIS DEED OF TRUST BY EACH OF THE TRUSTEE AND THE BENEFICIARY TO THE GRANTOR, WHO HEREBY ACKNOWLEDGES ITS RECEIPT AND THAT IT IS REASONABLY EQUIVALENT VALUE FOR THIS DEED OF TRUST AND ALL OTHER SECURITY AND RIGHTS GIVEN BY THE GRANTOR, AND TO SECURE PAYMENT OF PRINCIPAL AND LAWFUL INTEREST AND PERFORMANCE OF THE FOLLOWING OBLIGATIONS (collectively, the “Obligations”):

(i)                                     Prompt payment and performance of all obligations of the Grantor under, with respect to and arising in connection with the Loan Agreement, the Guaranty, this Deed of Trust and the other Loan Documents to which the Grantor is a party, including without limitation, all obligations to the Beneficiary for fees, costs and expenses, including attorneys’ fees, as provided herein or therein;

(ii)                                  Payment of all sums advanced by the Beneficiary or the Trustee to protect the Trust Property (as defined herein), with interest thereon at the Default Rate (as defined herein);

(iii)                               All renewals, extensions, amendments, restatements and changes of, or substitutions or replacements for, all or any part of any of the obligations described in clause (i) hereof; and

(iv)                              Payment of all sums advanced and costs and expenses incurred by the  Beneficiary (or by the Trustee) in connection with any of  the foregoing obligations or in connection with the perfection and the security therefor, whether such advances, costs and expenses were made or incurred at the request of the Grantor or the Beneficiary (or the Trustee);

THE GRANTOR BY THESE PRESENTS HEREBY IRREVOCABLY (i) grants, gives, bargains, sells, alienates, enfeoffs, conveys, confirms, sets over, delivers, assigns and transfers to the Trustee and its successors and assigns, IN TRUST FOREVER, WITH POWER OF SALE, pursuant to this Deed of Trust and applicable law, for the benefit of the Beneficiary, all right, title and interest of the Grantor now owned, or hereafter acquired, in and to the property, rights and interests hereinafter described in granting clauses (a) through (n) (collectively, the “Trust Property”) that are real property (collectively, the “RP Collateral”) under the laws of the state of Texas (subject, however, to the rights of the Beneficiary in any of the Rents and Leases (as such terms are hereinafter defined)); (ii) assigns and transfers to the Beneficiary all of the Rents and other benefits derived from any Leases;  and (iii) grants a security interest to the Beneficiary in the Trust Property (that are now or hereafter existing) to the full extent that the Trust Property may be subject to the Uniform Commercial Code of the state or states where the Trust Property is situated (collectively, the “UCC Collateral”):

(a)                                  the Premises and the buildings and improvements owned by the Grantor now or hereafter located on the Premises (including all water, sewage and drainage facilities, wells, treatment plants, supply, collection and distribution systems or other improvements (the “Improvements”);

(b)                                 all of the estate, right, title, claim or demand of any nature whatsoever of the Grantor, either in law or in equity, in possession or expectancy, in and to the Premises or any part thereof;

(c)                                  all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises (including, without limitation, any and all development rights, air rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Premises or now or hereafter transferred to the Premises);

(d)                                 all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever and all additions thereto and renewals and replacements thereof, and all substitutions therefor now owned or hereafter acquired by the Grantor, or in which the Grantor has or shall have an interest, now or hereafter located upon or in, or attached to, any portion of the Premises or appurtenances thereto, or located off-site from the Premises but purchased with the proceeds of the Loan and used or usable in connection with the present or future operation and occupancy of the Premises and all building equipment, materials and supplies of any nature whatsoever owned by the Grantor, or in which the Grantor has or shall have an interest, now or hereafter located upon the Premises and whether stored at the Premises or off-site if used in connection with such operation and occupancy (collectively, the “Equipment”), and the right, title and interest of the Grantor in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code of the state of Texas (the “Texas UCC”)) superior in lien to the lien of this Deed of Trust and all proceeds and products of any of the above;

(e)                                  all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Premises, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Premises;

(f)                                    all leases and other agreements affecting the use or occupancy of the Premises now or hereafter entered into (the “Leases”) and the right to receive and apply the rents, issues and profits of the Premises (the “Rents”) to the payment of the Obligations;

(g)                                 all right, title and interest of the Grantor in and to (i) all contracts from time to time executed by the Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Premises or any part thereof and all agreements relating to the purchase or lease of any portion of the Premises or any property which is adjacent or peripheral to the Premises, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses (to the extent such grant is permitted by law), building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Premises or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Premises;

(h)                                 all trade names, trademarks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Premises or any part thereof; all general intangibles related to the operation of the Premises now existing or hereafter arising;

(i)                                     all accounts and revenues arising from the operation of the Premises, including, without limitation, (i) any right to payment now existing or hereafter arising for goods sold or for services rendered, whether or not yet earned by performance, arising from the operation of the Premises and (ii) all rights to payment from any consumer credit-charge card organization or entity, including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the Mastercard, the Discover Card or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom;

(j)                                     all proceeds of and any unearned premiums on any insurance policies covering the Premises, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises and all refunds of Taxes (as herein defined);

(k)                                  all wastewater, fresh water and other utilities capacity and facilities (the “Utilities Capacity”) available or allocable to the Premises and Improvements or dedicated to or reserved for them pursuant to any system, program, contract or other arrangement with any public or private utility, and all related or incidental licenses, rights and interests, whether considered to be real, personal or mixed property, including the right and authority to transfer or relinquish any or all such rights and the right to any credit, refund, reimbursement or rebate for utilities facilities construction or installation or for any reservation fee, standby fee or capital recovery charge promised, provided or paid for by the Grantor, to the full extent now allocated or allocable to the Premises or Improvements, plus all additional Utilities Capacity, if any, not dedicated or reserved to the Premises or Improvements but which is now or hereafter owned or controlled by the Grantor, to the full extent that such additional Utilities Capacity is necessary to allow development, marketing and use of the Premises or Improvements for their highest and best use;

(l)                                     all existing and future minerals, oil, gas and other hydrocarbon substances in, upon, under or through the Premises;

(m)                               the right, in the name and on behalf of the Grantor, to appear in and defend any action or proceeding brought with respect to the Premises and to commence any action or proceeding to protect the interest of the Beneficiary in the Premises; and

(n)                                 all rights and estates in reversion or remainder to any existing and future corrections, modifications, supplements or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, or accessions, additions or attachments to, or proceeds (both cash and non-cash) of, any of the foregoing, and all privileges and appurtenances thereunto belonging.

IN FURTHERANCE OF THE FOREGOING GRANTS, BARGAINS, SALES, ASSIGNMENTS, TRANSFERS, AND CONVEYANCES, AND TO PROTECT THE TRUST PROPERTY AND THE SECURITY GRANTED BY THIS DEED OF TRUST, THE GRANTOR COVENANTS AND AGREES WITH AND REPRESENTS AND WARRANTS TO THE BENEFICIARY AS FOLLOWS:

1.                                       Payment of Obligations.

The Grantor will pay the Obligations at the time and in the manner provided for its payment in the Guaranty, the Loan Agreement and the other Loan Documents to which the Grantor is a party.

2.                                       Habendum and Warranty of Title.

TO HAVE AND TO HOLD the Trust Property, together with every right, privilege, hereditament and appurtenance belonging or appertaining to it, unto the Trustee, his successors or substitutes in the Trust and his or their assigns, forever.  The Grantor represents that the Grantor is the lawful owner of the RP Collateral with good right and authority to encumber and convey it, and that the RP Collateral is free and clear of all liens, claims and encumbrances, subject to the terms and conditions of the title exceptions expressly set forth in the title insurance policy issued to the Beneficiary in connection with the Loan and insuring the lien of this Deed of Trust.  The Grantor hereby binds the Grantor and the Grantor’s successors and assigns to forever WARRANT and DEFEND the Trust Property and every part of it unto the Trustee, his successors or substitutes in the Trust, and his or their assigns, against the claims and demands of every person whomsoever lawfully claiming or to claim it or any part of it (such warranty to supersede any provision contained in this Deed of Trust limiting the liability of the Grantor), subject to the terms and condition of the title exceptions expressly set forth in the title insurance policy issued to the Beneficiary in connection with the Loan and insuring the lien of this Deed of Trust.

3.                                       Insurance.

At all times prior to the termination of this Deed of Trust, the Grantor (i) will keep the Improvements and the Equipment insured against loss or damage by fire, standard extended coverage perils and such other hazards as the Beneficiary shall from time to time require in amounts approved by the Beneficiary on a so-called “special form” policy, which amounts shall in no event be less than 100% of the full insurable replacement value of the Improvements and the Equipment and shall be sufficient to meet all applicable co-insurance requirements and will maintain such other forms of insurance coverage with respect to the Trust Property as the Beneficiary shall require, and (ii) will maintain rental and business interruption insurance and such other insurance as the Beneficiary may from time to time require, in amounts approved by the Beneficiary, including, without limitation, comprehensive general public liability insurance covering injury and damage to persons and property naming the Beneficiary as an additional insured.  All policies of insurance (the “Policies”) shall be issued by insurers having a minimum policy holders rating of “A-” per the latest rating publication of Property and Casualty Insurers by A.M. Best Company and shall have a financial size category of not less than IX, and who are lawfully doing business in the state of Texas and are otherwise acceptable in all respects to the Beneficiary.  All Policies shall include a provision that such Policy (a) will not be cancelled, altered or in any way limited in coverage or reduced in amount unless the Beneficiary is notified in writing at least thirty (30) days prior to such cancellation or change and (b) shall contain a mortgagee non-contribution clause endorsement or an equivalent endorsement satisfactory to the Beneficiary naming the Beneficiary as the person to which all payments made by the insurer thereunder shall be paid and shall otherwise be in form and substance satisfactory in all respects to the Beneficiary.  Blanket insurance policies shall not be acceptable for the purposes of this Paragraph 3 unless otherwise approved to the contrary by the Beneficiary.  The Grantor shall pay the premiums for the Policies as the same become due and payable.  At the request of the Beneficiary, the Grantor will deliver the Policies to the Beneficiary.  Not later than ten (10) days prior to the expiration date of each of the Policies, the Grantor will deliver to the Beneficiary a renewal policy or policies marked “premium paid” or accompanied by other evidence satisfactory to the Beneficiary that the Policies are in effect and the premiums have been paid.  If at any time the Beneficiary is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Beneficiary shall have the right without notice to the Grantor to take such action as the Beneficiary deems necessary to protect its interest in the Trust Property, including, without limitation, the obtaining of such insurance coverage as the Beneficiary in its sole discretion deems appropriate, and all expenses incurred by the Beneficiary in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Grantor to the Beneficiary upon demand.  The Grantor shall at all times comply with and shall cause the Improvements and Equipment and the use, occupancy, operation, maintenance, alteration, repair and restoration thereof to comply with the terms, conditions, stipulations and requirements of the Policies.  If the Premises, or any portion of the Improvements or the Equipment, is located in a Federally designated “special flood hazard area,” in addition to the other Policies required under this Paragraph 3, a flood insurance policy shall be delivered by the Grantor to the Beneficiary.  If no portion of the Premises is located in a Federally designated “special flood hazard area” such fact shall be substantiated by a certificate in form satisfactory to the Beneficiary from a licensed surveyor, appraiser or professional engineer or other qualified person.  If the Trust Property shall be damaged or destroyed, in whole or in part, by fire or other property hazard or casualty, the Grantor shall give prompt notice thereof to the Beneficiary.  Sums paid to the Beneficiary by any insurer may be retained and applied by the Beneficiary toward payment of the Obligations, or held as cash collateral therefor, whether or not then due and payable in such order, priority and proportions as the Beneficiary in its discretion shall deem proper or, at the discretion of the Beneficiary, the same may be paid, either in whole or in part, to the Grantor for such purposes as the Beneficiary shall designate.  If the Beneficiary shall receive and retain such insurance proceeds, the lien of this Deed of Trust shall be reduced only by the amount thereof received and retained by the Beneficiary and actually applied by the Beneficiary in reduction of the Obligations.

4.                                       Payment of Taxes, etc.

(a) The Grantor shall pay all taxes, assessments, water rates, sewer rents and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed against the Trust Property and the Premises (the “Taxes”) prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof, and the Grantor shall deliver to the Beneficiary, upon request, receipted bills, canceled checks and other evidence satisfactory to the Beneficiary evidencing the payment of the Taxes prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof.

(b)                                 After prior notice to the Beneficiary, in the case of any material item, the Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no default shall have occurred and shall be continuing under the Guaranty or this Deed of Trust, (ii) such proceeding shall suspend the collection of the contested Taxes from the Grantor and from the Trust Property, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which the Grantor or the Trust Property is subject and shall not constitute a default thereunder, (iv) neither the Trust Property nor any part thereof nor any interest therein will in the opinion of the Beneficiary be in danger of being sold, forfeited, terminated, canceled or lost, and (v) the Grantor shall have set aside in an interest-bearing account with the Beneficiary, and otherwise in a manner satisfactory to the Beneficiary, adequate cash reserves for the payment of the contested Taxes, together will all interest and penalties thereon, or in the alternative the Grantor shall have furnished such security as may be required in the proceeding, or as may otherwise be requested or required by the Beneficiary to insure the payment of the contested Taxes, together with all interest and penalties thereon, and, provided further, that if at any time the Beneficiary determines, in its sole and absolute discretion, that payment of any tax, assessment or other charge shall become necessary to prevent the delivery of a tax deed conveying the Trust Property or any portion thereof because of non-payment of any such sums, then the Grantor shall pay or cause to be paid the sums in sufficient time to prevent the delivery of such tax deed.

(c)                                  If a default shall occur under the Guaranty or this Deed of Trust either prior to, or after, initiating said proceeding, the Beneficiary shall have the right to either initiate or continue said proceeding, as the case may be, either in its own name or as agent of the Grantor.  The Grantor shall cooperate with the Beneficiary and make available to the Beneficiary upon demand any and all information, and execute any documents or pleadings, which the Beneficiary may reasonably require.  The Beneficiary shall then conduct said proceeding in a manner it deems appropriate, and at its own expense, subject to any right of reimbursement from the Grantor in accordance with the provisions of this Deed of Trust.

5.                                       Escrow Fund.

The Grantor will, at the option of the Beneficiary, pay to the Beneficiary on the first day of each calendar month one-twelfth of an amount (the “Escrow Fund”) which would be sufficient to pay the Taxes payable, or estimated by the Beneficiary to be payable, during the ensuing twelve (12) months.  The Beneficiary will apply the Escrow Fund to the payment of Taxes which are required to be paid by the Grantor pursuant to the provisions of this Deed of Trust.  If the amount of the Escrow Fund shall exceed the amount of the Taxes payable by the Grantor pursuant to the provisions of this Deed of Trust, the Beneficiary shall, in its discretion, (a) return any excess to the Grantor, or (b) credit such excess against future payments to be made to the Escrow Fund.  In returning such excess, the Beneficiary may deal with the person shown on the records of the Beneficiary to be the owner of the Trust Property.  If the Escrow Fund is not sufficient to pay the Taxes, as the same become payable, the Grantor shall pay to the Beneficiary, upon request, an amount which the Beneficiary shall estimate as sufficient to make up the deficiency.  Any amounts in the Escrow Fund may not be commingled with the general funds of the Beneficiary and shall constitute additional security for the Obligations and shall bear interest.

6.                                       Condemnation.

Notwithstanding any taking of all or any portion of the Trust Property by any public or quasi-public authority through eminent domain or otherwise, the Grantor shall continue to pay the Obligations at the times and in the manner provided therefor in the Guaranty, this Deed of Trust and the other Loan Documents, and the Obligations shall not be reduced until any award or payment therefor shall have been actually received and applied by the Beneficiary to the reduction of the Obligations.  The Beneficiary may hold such award or payment  as cash collateral for the Obligations and/or apply all or any of the same to the reduction of the Obligations whether or not then due and payable in such order, priority and proportions as the Beneficiary in its discretion shall deem proper.  If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by the Beneficiary of such award or payment, the Beneficiary shall have the right, whether or not a deficiency judgment shall have been sought, recovered or denied with respect to the Obligations, to receive such award or payment, or a portion thereof sufficient to pay the Obligations, whichever is less.  The Grantor shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to the Beneficiary.  The Grantor hereby irrevocably authorizes and empowers the Beneficiary, in the name of the Grantor or otherwise, to collect and receipt for any such award or payment and to file and prosecute such claim or claims.  Although it is hereby expressly agreed that the same shall not be necessary in any event, the Grantor shall, upon demand of the Beneficiary, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Beneficiary, free and clear of any encumbrances of any kind or nature whatsoever.

7.                                       Leases and Rents.

(a)                                  The Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys all of the right, title and interest in and to all Leases and all renewals, replacements and guarantees thereof along with all of the Rents to the Beneficiary.  This assignment is absolute in nature and not an assignment for additional security only.  Subject to the terms of this Paragraph 7, until the occurrence of an Event of Default, the Grantor shall have the right under a retained and reserved license (but limited as provided herein) to collect Rents and each tenant may pay Rents directly to Grantor; but after an Event of Default, the Grantor’s license shall automatically terminate and be revoked and to the extent Grantor collects any Rents thereafter accruing or paid, Grantor covenants to hold all such Rents in trust for the use and benefit of Beneficiary.  Following such revocation of Grantor’s license, each tenant is hereby authorized and directed to pay directly to Beneficiary all Rents thereafter accruing or payable, and the Beneficiary may retain and apply the Rents toward payment of the Obligations, in such order, priority and proportions as the Beneficiary, in its discretion, shall deem proper, or to the operation, maintenance and repair of the Trust Property, and irrespective of whether the Beneficiary shall have commenced any sale or foreclosure of this Deed of Trust or shall have applied or arranged for the appointment of a receiver.  The Grantor represents that as of the date of this Deed of Trust there are no Leases affecting all or any part of the Trust Property.  The Grantor shall not, without the consent of the Beneficiary, make, or suffer to be made, any Leases or modify or cancel any Leases, or accept prepayments of installments of the Rents for a period of more than one (1) month in advance or further assign the whole or any part of the Rents.  Notwithstanding the foregoing, the Beneficiary will not unreasonably withhold its consent to the Grantor making a new Lease or renewing an existing Lease provided that (i) no Event of Default has occurred hereunder and (ii) such new or renewed Lease is (a) for actual occupancy, (b) at market rents, (c) for a reputable use as reasonably determined by the Beneficiary and (d) made pursuant to documentation in form and substance satisfactory in all respect to the Beneficiary.  The Grantor shall (a) fulfill or perform each and every provision of the Leases on the part of the Grantor to be fulfilled or performed, (b) promptly send copies of all notices of default which the Grantor shall send or receive under the Leases to the Beneficiary, and (c) enforce the performance or observance of the provisions thereof by the tenants thereunder.  The Grantor shall from time to time, but not less frequently than once every 180 days, provide to the Beneficiary a complete and detailed leasing status report with respect to the Improvements, which leasing status report shall be in form and substance satisfactory in all respects to the Beneficiary.  In addition to the rights which the Beneficiary may have herein, in the event of any default under this Deed of Trust, the Beneficiary, at its option, may require the Grantor to pay monthly in advance to the Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Premises as may be in possession of the Grantor.  Upon default in any such payment, the Grantor will vacate and surrender possession of the Premises to the Beneficiary, or to such receiver, and, in default thereof, the Grantor may be evicted by summary proceedings or otherwise.  Nothing contained in this Paragraph shall be construed as imposing on the Beneficiary any of the obligations of the lessor under the Leases or of a “mortgagee in possession” (or equivalent).

(b)                                 The Grantor acknowledges and agrees that, upon recordation of this Deed of Trust, the Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to the Grantor and all third parties, including without limitation any subsequently appointed trustee in any case under the Bankruptcy Code (as hereinafter defined), without the necessity of (i) commencing an action for the sale or foreclosure of the Trust Property, (ii) furnishing notice to the Grantor or tenants under the Leases, (iii) making formal demand for the Rents, (iv) taking possession of the Premises, (v) obtaining the appointment of a receiver of the rents and profits of the Premises, (vi) sequestering or impounding the Rents, or (vii) taking any other affirmative action.

(c)                                  For purposes of Section 552(b) of the Bankruptcy Code, the Grantor and the Beneficiary agree that this Deed of Trust shall constitute a “security agreement,” that the security interest created by such security agreement extends to property of the Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and that such security interest shall extend to all Rents acquired by the estate after the commencement of a case in bankruptcy.

(d)                                 The Grantor acknowledges and agrees that all Rents shall be deemed to be “Cash Collateral” under Section 363 of the Bankruptcy Code in the event that the Grantor files a voluntary petition in bankruptcy or is made subject to any involuntary bankruptcy proceeding.  After the filing of such petition, the Grantor may not use Cash Collateral without the consent of the Beneficiary and/or an order of any bankruptcy court pursuant to Section 363(b)(2) of the Bankruptcy Code.

(e)                                  It is agreed and understood that the Beneficiary hereby reserves the right and shall have the right, at any time and from time to time, without the consent or joinder of any other party, to subordinate this Deed of Trust and the liens, assignments and security interests created by this Deed of Trust to all or any of the Leases regardless of the respective priority of any of such Leases and this Deed of Trust.  Upon doing so, a foreclosure of the Beneficiary’s liens, assignments and security interests under this Deed of Trust shall be subject to and shall not operate to extinguish any of said Leases as to which such subordination is operative.

8.                                       Maintenance of the Trust Property.

The Grantor intends to renovate the Trust Property for use as a Smith & Wollensky restaurant, and the Grantor has provided general plans and specifications for such renovation and improvements (for informational purposes only) to the Beneficiary (such renovation and improvements are hereinafter referred to as the “Contemplated Improvements”).  The Contemplated Improvements shall (i) be performed in accordance with sound construction practices, (ii) comply with all governmental laws, orders, ordinances, rules and regulations and (iii) be in accordance with the terms and conditions of this Deed of Trust and the other Loan Documents.  The Beneficiary shall not unreasonably withhold its consent to the Grantor’s request to grant any utility easement affecting the Trust Property, provided that any such utility easement shall benefit only the Trust Property and shall exclusively serve the Smith and Wollensky restaurant to be constructed as part of the Contemplated Improvements.  The Grantor shall cause the Trust Property to be maintained in good condition and repair and will not commit or suffer to be committed any waste of the Trust Property.  Except for the Contemplated Improvements, the Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment), without the prior written consent of the Beneficiary.  The Grantor shall promptly comply with all existing and future governmental laws, orders, ordinances, rules and regulations affecting the Trust Property, or any portion thereof or the use thereof.  The Grantor shall promptly repair, replace or rebuild any part of the Trust Property which may be damaged or destroyed by fire or other property hazard or casualty (including any fire or other property hazard or casualty for which insurance was not obtained or obtainable) or which may be affected by any taking by any public or quasi-public authority through eminent domain or otherwise, and shall complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Premises.  If such fire or other property hazard or casualty shall be covered by the Policies, the Grantor’s obligation to repair, replace or rebuild such portion of the Trust Property shall be contingent upon the Beneficiary paying the Grantor the proceeds of the Policies, or such portion thereof as shall be sufficient to complete such repair, replacement or rebuilding, whichever is less.  The Grantor will not, without obtaining the prior consent of the Beneficiary (which consent shall not be unreasonably withheld or delayed) initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Trust Property or any part thereof.

9.                                       Environmental Provisions.

(a)                                  For the purposes of this Paragraph 9, the following terms shall have the following meanings:  (i) the term “Hazardous Material” shall mean any material or substance that, whether by its nature or use, is now or hereafter defined or regulated as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or which is or contains petroleum, gasoline, diesel fuel, another petroleum hydrocarbon product, asbestos, asbestos-containing materials or polychlorinated biphenyls, (ii) the “Environmental Requirements” shall collectively mean all present and future laws, statutes, common law, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority and relating to or addressing the protection of the environment or human health, and (iii) the term “Governmental Authority”  shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions.

(b)                                 The Grantor hereby represents and warrants to the Beneficiary to the best of its knowledge that (i) except as specifically set forth in the Real Estate Transaction Screen dated November 18, 2002 prepared by National Assessment Corporation, no Hazardous Material is currently located at, on, in, under or about the Trust Property in violation of any Environmental Requirements, (ii) no releasing, emitting, discharging, leaching, dumping, disposing or transporting of any Hazardous Material from the Trust Property onto any other property or from any other property onto or into the Trust Property has occurred or is occurring in violation of any Environmental Requirement, (iii) no notice of violation, non-compliance, liability or potential liability, lien, complaint, suit, order or other notice with respect to the Trust Property is presently outstanding under any Environmental Requirement, nor does the Grantor have knowledge or reason to believe that any such notice will be received or is being threatened, and (iv) the Trust Property and the operation thereof are in full compliance with all Environmental Requirements.

(c)                                  The Grantor shall comply, and shall cause all tenants or other occupants of the Trust Property deriving their interests through the Grantor to comply, in all respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Trust Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, or about the Trust Property in a manner that could lead or potentially lead to the imposition on the Grantor, the Beneficiary or the Trust Property of any liability or lien of any nature whatsoever under any Environmental Requirement.  The Grantor shall notify the Beneficiary promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Trust Property which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward to the Beneficiary copies of any notices received by the Grantor relating to alleged violations of any Environmental Requirement or any potential liability under any Environmental Requirement and will promptly pay when due any fine or assessment against the Beneficiary, the Grantor or the Trust Property relating to any Environmental Requirement.  If at any time it is determined that the operation or use of the Trust

Property is in violation of any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Trust Property which violate any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Trust Property which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any form of cleanup or corrective action, the Grantor shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from the Beneficiary, take, at the Grantor’s sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Grantor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements.

(d)                                 If the Grantor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion (as determined by the Beneficiary in its sole and absolute discretion), any such action described in clause (c) above, the Beneficiary may, in its sole and absolute discretion, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so.  All sums so advanced or paid by the Beneficiary (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from the Grantor and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Beneficiary until the date any such sums are repaid by the Grantor to the Beneficiary.  The Grantor will execute and deliver, promptly upon request, such instruments as the Beneficiary may deem useful or necessary to permit the Beneficiary to take any such action, and such additional notes and instruments, as the Beneficiary may require to secure all sums so advanced or paid by the Beneficiary.  If a lien is filed against the Trust Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Grantor or for which the Grantor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the state of Texas where the Trust Property is located, then the Grantor will, within thirty (30) days from the date that the Grantor is first given notice that such lien has been placed against the Trust Property (or within such shorter period of time as may be specified by the Beneficiary if such Governmental Authority has commenced steps to cause the Trust Property to be sold pursuant to such lien), either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to the Beneficiary and is sufficient to effect a complete discharge of such lien on the Trust Property.

(e)                                  The Beneficiary may, at its option, at any time or times, but not more than one time per year, cause an environmental audit of the Trust Property or portions thereof to be conducted to confirm the Grantor’s compliance with the provisions of this Paragraph 9; provided, however, the Grantor shall not unreasonably withhold its consent to the Beneficiary’s request to cause an environmental audit more than one time per year.  In addition, the Beneficiary may, at its option if the Beneficiary reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement, cause an environmental audit of the Trust Property or portions thereof to be conducted to confirm the Grantor’s compliance with the provisions of this Paragraph 9.  The Grantor shall cooperate in all reasonable ways with the Beneficiary in connection with any such audit.  If any audit discloses that a violation of or a liability under an Environmental Requirement exists, or if such audit was required by the Beneficiary under the second sentence of this subparagraph (e), or was prescribed by law, regulation or governmental or quasi-governmental authority, the Grantor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Paragraph 9, be paid by the Beneficiary.

(f)                                    If this Deed of Trust is foreclosed, or if the Trust Property is sold pursuant to the provisions of this Deed of Trust, or if the Grantor tenders a deed or assignment in lieu of foreclosure or sale, the Grantor shall deliver the Trust Property to the purchaser at foreclosure or sale or to the Beneficiary, its nominee, or wholly-owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Requirements.

(g)                                 The Grantor will defend, indemnify, and hold harmless the Beneficiary, its employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to, (i) any breach by the Grantor of any of the provisions of this Paragraph 9, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Trust Property, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Trust Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Trust Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, or (v) any violation of any Environmental Requirement or any policy or requirement of the Beneficiary hereunder.  The aforesaid indemnification shall, notwithstanding any exculpatory or other provision of any other document or instrument now or hereafter executed and delivered in connection with the Guaranty, constitute the personal recourse undertakings, obligations and liabilities of the Grantor.

(h)                                 The obligations and liabilities of the Grantor under this Paragraph 9 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Obligations have been paid in full and irrespective of any foreclosure of this Deed of Trust, sale of the Trust Property pursuant to the provisions of this Deed of Trust or acceptance by the Beneficiary, its nominee or affiliate of a deed or assignment in lieu of foreclosure or sale and irrespective of any other fact or circumstance of any nature whatsoever.

10.                                 Estoppel Certificates.

The Grantor, within fifteen (15) days after request by the Beneficiary and at its expense, will furnish the Beneficiary with a statement, duly acknowledged and certified, setting forth the amount of the Obligations and the offsets or defenses thereto, if any.

11.                                 Transfer or Encumbrance of the Trust Property.

(a) No part of the Trust Property nor any interest of any nature whatsoever therein, nor any interest of any nature whatsoever in the Grantor (whether stock, equity, beneficial, profit, loss or otherwise) shall in any manner, directly or indirectly, be further encumbered, sold, transferred or conveyed, or permitted to be further encumbered, sold, transferred, assigned or conveyed without the prior consent of the Beneficiary, which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Beneficiary.  The provisions of the foregoing sentence of this Paragraph 11 shall apply to each and every such further encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not the Beneficiary has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous further encumbrance, sale, transfer, assignment or conveyance, and irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made.

(b)                                 Anything contained in this Paragraph 11 to the contrary notwithstanding, indirect transfers of interests in the Grantor arising from transfers of interests in The Smith & Wollensky Restaurant Group, Inc. shall not be a default hereunder provided that such transfers do not constitute a Change in Control (as defined in the Loan Agreement) in The Smith & Wollensky Restaurant Group, Inc.

12.                                 Notice.

Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be addressed, delivered and deemed delivered as provided in the Loan Agreement.

13.                                 Sale of Trust Property.

If this Deed of Trust is foreclosed, the Trust Property, or any interest therein, may, at the discretion of the Beneficiary, be sold in one or more parcels or in several interests or portions and in any order or manner.

14.                                 Changes in Laws Regarding Taxation.

In the event of the passage after the date of this Deed of Trust of any law of the state of Texas deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of deeds of trust or mortgages or the obligations secured by deeds of trust or mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on the Loan Agreement, this Deed of Trust, the Guaranty or the Obligations, the Grantor shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within twenty (20) days after demand by the Beneficiary, whichever is less, provided, however, that if, in the opinion of the attorneys for the Beneficiary, the Grantor is not permitted by law to pay such taxes, the Beneficiary shall have the right, at its option, to declare the Obligations due and payable on a date specified in a prior notice to the Grantor of not less than thirty (30) days.

15.                                 No Credits on Account of the Obligations.

The Grantor will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Taxes assessed against the Trust Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Trust Property, or any part thereof, by reason of this Deed of Trust or the Obligations.  If at any time this Deed of Trust shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayment of any portion of the Obligations shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Obligations outstanding.

16.                                 Offsets, Counterclaims and Defenses.

Any assignee of this Deed of Trust, the Guaranty and/or the Obligations shall take the same free and clear of all offsets, counterclaims or defenses of any nature whatsoever which the Grantor may have against any assignor of this Deed of Trust, the Guaranty and the Loan Agreement, and no such offset, counterclaim or defense shall be interposed or asserted by the Grantor in any action or proceeding brought by any such assignee upon this Deed of Trust, the

Note or the Loan Agreement, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Grantor.

17.                                 Other Security for the Obligations.

The Grantor shall observe and perform all of the terms, covenants and provisions contained in the Loan Agreement, the Guaranty and the other Loan Documents to which the Grantor is a party.

18.                                 Documentary Stamps.

If at any time the United States of America, any state thereof, or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Guaranty or this Deed of Trust, then except to the extent prohibited under the laws of the state of Texas, the Grantor will pay for the same, with interest and penalties thereon, if any.

19.                                 Right of Entry.

Upon prior notice, the Beneficiary and its agents shall have the right to enter and inspect the Trust Property at all reasonable times.

20.                                 Books and Records.

In addition to the covenant regarding the keeping of books and records set forth in the Loan Agreement, the Grantor will keep and maintain or will cause to be kept and maintained on a fiscal year basis in accordance with generally accepted accounting practices consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of the Grantor and all items of income and expense in connection with the operation of the Trust Property or in connection with any services, equipment or furnishings provided in connection with the operation of the Trust Property, whether such income or expense be realized by the Grantor or by any other person whatsoever excepting lessees unrelated to and unaffiliated with the Grantor who have leased from the Grantor portions of the Trust Property for the purpose of occupying the same.  The Beneficiary shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of the Grantor or other person maintaining such books, records and accounts and to make copies or extracts thereof as the Beneficiary shall desire.

21.                                 Performance of Other Agreements.

The Grantor shall observe and perform each and every term to be observed or performed by the Grantor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Trust Property.

22.                                 Events of Default.

The occurrence of any of the following events (“Events of Default”) shall (except in the case of clause (a) below where no such exercise of an option shall be necessary to the extent the effect of an “Event of Default” thereunder is automatic under the terms of the Loan Agreement itself), at the option of the Beneficiary, make all amounts then remaining unpaid on the Obligations immediately due and payable, all without further demand, presentment, notice or other requirements of any kind, all of which are hereby expressly waived by the Grantor, and the lien, encumbrance and security interest evidenced or created hereby shall be subject to sale or foreclosure in any manner provided for herein or provided for by law:

(a)                                  if an “Event of Default” as defined therein shall occur under the Loan Agreement;

(b)                                 if any Federal tax lien is filed against the Grantor which encumbers the

Trust Property and the same is not discharged of record within thirty (30) days after the same is filed;

(c)                                  if without the consent of the Beneficiary any Improvement or the Equipment (except for the normal replacement of the Equipment) is removed, demolished or materially altered (other than in connection with the Contemplated Improvements), or if the Trust Property is not kept in good condition and repair;

(d)                                 if the Grantor shall fail to comply with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the Trust Property within three (3) months from the issuance thereof, or the time period set forth therein, whichever is less;

(e)                                  if the Policies are not kept in full force and effect, or if the Policies are not delivered to the Beneficiary upon request;

(f)                                    if the Grantor shall fail to pay the Beneficiary on demand for all Premiums and/or Taxes paid by the Beneficiary pursuant to this Deed of Trust, together with any late payment charge and interest thereon calculated at the Default Rate;

(g)                                 except as expressly permitted under paragraph 7 hereof, if without the consent of the Beneficiary any Leases are made, canceled or modified or if any portion of the Rents is paid for a period of more than one (1) month in advance or if any of the Rents are further assigned;

(h)                                 if the Grantor ceases to occupy the entire Premises and the Improvements for the conducting of the business operated thereon on the date of this Deed of Trust;

(i)                                     if the Trust Property shall become subject (i) to any tax lien by virtue of any act or omission of the Grantor, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any lis pendens, notice of pendency, stop order, notice of intention to file mechanic’s or materialman’s lien, mechanic’s or materialman’s lien or other lien of any nature whatsoever and the same shall not either be discharged of record or in the alternative insured over to the satisfaction of the Beneficiary by any title company insuring the lien of this Deed of Trust within 45 days after the same is filed or recorded, and irrespective of whether the same is superior or subordinate in lien or other priority to the lien of this Deed of Trust and irrespective of whether the same constitutes a perfected or inchoate lien or encumbrance on the Trust Property or is only a matter of record or notice;  or

(j)                                     if the Grantor shall continue to be in default under any of the terms, covenants or conditions of this Deed of Trust (other than as described in any of Subparagraphs (a) through (i) of this Paragraph 22) for ten (10) days after notice from the Beneficiary in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from the Beneficiary in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and the Grantor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require the Grantor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days.

23.                                 Remedies.

(a)                                  General.  Upon the occurrence and during the continuance of any one or more Events of Default, the Beneficiary may, in addition to any rights or remedies available to it hereunder or under the other Loan Documents, but subject to any applicable provisions of the Loan Agreement and to the extent permitted by applicable law, take such action personally or by its agents or attorneys, with or without entry, and without notice of intent to accelerate, notice of acceleration or other notice, demand, presentment or protest (each and all of which are hereby expressly WAIVED), as it deems necessary or advisable to protect and enforce the Beneficiary’s rights and remedies against the Grantor and in and to the Trust Property, including, without limitation, the actions described in this Paragraph 23, each of which may be pursued concurrently or otherwise, at such time and in such order as the Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting its other capitalized rights or remedies.

(b)                                 Acceleration; Notice.  Time is of the essence with respect to the Grantor’s obligations hereunder.  Upon the occurrence of any Event of Default, at the Beneficiary’s option and in addition to any other remedy the Beneficiary may have under the Loan Agreement, the Guaranty, and the other Loan Documents, the Beneficiary may, at its option, declare all sums secured by this Deed of Trust immediately due and payable (except in the case of an Event of Default under clause 22(a) above where no such exercise of an option shall be necessary to the extent the effect of an “Event of Default” thereunder is automatic under the terms of the Loan Agreement itself) and elect to have the Trust Property sold in the manner provided herein.

(c)                                  Trustee’s Sale.  It shall be the duty of the Trustee and of his successors and substitutes in the Trust, on the Beneficiary’s request (which request is hereby presumed) to enforce the Trust by selling the RP Collateral at a public sale at auction held between 10 A.M. and 4 P.M. of the first Tuesday of a month.  The sale shall take place at the county courthouse in the county in which the RP Collateral is located, or if it is located in more than one county, the sale will be made at the courthouse in one of those counties.  The sale shall occur at the area at that courthouse which the commissioners’ court of that county has designated as the place where such sales are to take place by designation recorded in the real property records of that county, or if no area is so designated, then the notice of sale shall designate the area at the courthouse where the sale covered by that notice is to take place, and the sale shall occur in that area.  Notice of the sale shall include a statement of the earliest time at which the sale will occur and shall be given at least twenty-one (21) days before the date of the sale (1) by posting at the courthouse door of each county in which the RP Collateral is located a written notice designating the county in which the RP Collateral will be sold, (2) by filing in the Office of the County Clerk of each county in which the RP Collateral is located a copy of the notice posted under subsection (1) above and (3) by the holder of the Obligations to which the power of sale is related serving written notice of the sale by certified mail on each debtor who, according to the records of a holder of the Obligations, is obligated to pay those Obligations.  The sale shall begin at the time stated in the notice of sale or not later than three (3) hours after that time.  If and to the extent that Texas Property Code Section 51.001 requires it, if any of the RP Collateral to be sold is used as a debtor’s residence, a holder of the Obligations shall serve that debtor with written notice by certified mail stating that debtor is in default under this Deed of Trust, and that debtor shall have at least twenty (20) days to cure the default before the entire Obligations are due and notice of sale is given.  Service of any notice under this Section by certified mail is complete when the notice is deposited in the United States mail, postage prepaid and addressed to the debtor entitled to it at that debtor’s last known address as shown by the records of a holder of the Obligations.  The affidavit of a person knowledgeable of the facts to the effect that service was completed is prima facie evidence of service.  After such written notice shall have been posted and filed, as aforesaid, and such notice shall have been served upon such debtor or debtors, as aforesaid, the Trustee (or his successor or substitute then acting) shall perform his duty to enforce the Trust by selling the RP Collateral, either as an entirety or in parcels as the Trustee acting may elect, all rights to a marshalling of assets or sale in inverse order of alienation being waived, as aforesaid to the highest bidder or bidders for cash, and make due conveyance to the purchaser or purchasers, with general warranty, and the title to such purchaser or purchasers, when so made by the Trustee acting, the Grantor binds itself, its successors and assigns, to warrant and forever defend against the claims and demands of every person whomsoever lawfully claiming or to claim the same or any part thereof (such warranty to supersede any provision contained in this Deed of Trust limiting the liability of the Grantor).  The provisions of this Deed of Trust with respect to posting and giving notices of sale are intended to comply with the provisions of Section 51.002 of the Texas Property Code as in force and effect on the effective date of this Deed of Trust, and in the event the requirement for any notice under such Section 51.002 shall be eliminated or the prescribed manner of giving it shall be modified by future amendment to, or adoption of any statute superseding, such Section 51.002, the requirement for such particular notice shall be deemed stricken from or modified in of this Deed of Trust in conformity with such amendment or superseding statute, effective as of its effective date.  The manner prescribed in this Deed of Trust for serving or giving any notice, other than that to be posted or caused to be posted by the Trustee acting, shall not be deemed exclusive but such notice or notices may be given in any other manner permitted by applicable law.  Said sale shall forever be a bar against the Grantor, its heirs, legal representatives, successors and assigns, and all other persons claiming under it.  It is expressly agreed that the recitals in each conveyance to the purchaser shall be full evidence of the truth of the matters therein stated, and all lawful prerequisites to said sale shall be conclusively presumed to have been performed.  The Trustee may require minimum bids at any foreclosure sale and may cancel and abandon the sale if no bid is received equal to or greater than any such minimum bid.  If the Trustee or his substitute or successor should commence the sale, the Beneficiary may at any time before the sale is completed direct the Trustee to abandon the sale, and may at any time or times thereafter direct the Trustee to again commence foreclosure; or, irrespective of whether foreclosure is commenced by the Trustee, the Beneficiary may at any time after an Event of Default institute suit for collection of the Obligations or foreclosure of this Deed of Trust.  If the Beneficiary should institute suit for collection of the Obligations or foreclosure of this Deed of Trust, the Beneficiary may at any time before the entry of final judgment dismiss it and require the Trustee to sell the RP Collateral in accordance with the provisions of this Deed of Trust.  No single sale or series of sales by the Trustee or by any substitute or successor and no judicial foreclosure shall extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold, nor shall it extinguish, terminate or impair the Grantor’s contractual obligations under this Deed of Trust, but such lien and power shall exist for so long as, and may be exercised in any manner by law or in this Deed of Trust provided as often as the circumstances require to give the Beneficiary full relief under this Deed of Trust, and such contractual obligations shall continue in full force and effect until final termination of this Deed of Trust.  The Beneficiary shall have the right to become the purchaser at any sale made under this Deed of Trust, being the highest bidder, and credit given upon all or any part of the Obligations shall be the exact equivalent of cash paid for the purposes of this Deed of Trust.

(d)                                 No Remedy Exclusive.  No remedy conferred upon or reserved to the Beneficiary under this Deed of Trust shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust or any other Loan Document, or now or hereafter existing at law or in equity or by statute.  No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

24.                                 Right to Cure Defaults.

If default in the performance of any of the covenants of the Grantor herein occurs, the Beneficiary may, at its discretion, remedy the same and for such purpose shall have the right to enter upon the Trust Property or any portion thereof without thereby becoming liable to the Grantor or any person in possession thereof holding under the Grantor.  If the Beneficiary shall remedy such a default or appear in, defend, or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Obligations, the costs and expenses thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Paragraph 24, shall be paid by the Grantor to the Beneficiary upon demand.  All such costs and expenses incurred by the Beneficiary in remedying such default or in appearing in, defending, or bringing any such action or proceeding shall be paid by the Grantor to the Beneficiary upon demand, with interest (calculated for the actual number of days elapsed on the basis of a 365-366 day year) at a rate equal to two percentage points above the then applicable rate under the Note (the “Default Rate”); provided, however, that the Default Rate shall in no event exceed the maximum interest rate which the Grantor may by law pay, for the period after notice from the Beneficiary that such costs or expenses were incurred to the date of payment to the Beneficiary.  In each such event, such costs, expenses and amounts, together with interest thereon at the Default Rate, shall be added to the indebtedness secured by this Deed of Trust and shall be secured by this Deed of Trust.

25.                                 Non-Waiver.

The failure of the Beneficiary to insist upon strict performance of any term of this Deed of Trust shall not be deemed to be a waiver of any term of this Deed of Trust.  The Grantor shall not be relieved of the Grantor’s obligation to pay the Obligations at the time and in the manner provided therefor in the Guaranty, this Deed of Trust or any other Loan Documents by reason of (a) failure of the Beneficiary to comply with any request of the Grantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of any other deed of trust, instrument or document evidencing, securing or guaranteeing payment of the Obligations or any portion thereof, (b) the release, regardless of consideration, of the whole or any part of the Trust Property or any other security for the Obligations, or (c) any agreement or stipulation between the Beneficiary and any subsequent owner or owners of the Trust Property or other person extending the time of payment of the Obligations or otherwise modifying or supplementing the terms of the Guaranty or this Deed of Trust or any other deed of trust, instrument or document evidencing, securing or guaranteeing payment of the Obligations or any portion thereof (or of any of the obligations of the Borrower under the Note, the Loan Agreement or any other Loan Document), without first having obtained the consent of the Grantor, and in the latter event, the Grantor shall continue to be obligated to pay the Obligations at the times and in the manner provided in the Guaranty and this Deed of Trust, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by the Beneficiary in writing.  Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Trust Property, the Beneficiary may release any person at any time liable for the payment of the Obligations or any portion thereof or any part of the security held for the Obligations and may extend the time of payment of the Obligations or otherwise modify the terms of the Guaranty, this Deed of Trust, the Loan Agreement or any other Loan Document (or of any of the obligations of the Borrower under the Note, the Loan Agreement or any other Loan Document) including, without limitation, a modification of the interest rate, without impairing or affecting this Deed of Trust or the lien or the priority of this Deed of Trust, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest.  The Beneficiary may resort for the payment of the Obligations to any other security held by the Beneficiary in such order and manner as the Beneficiary, in its discretion, may elect.  The Beneficiary may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Beneficiary thereafter to realize on the collateral covered by this Deed of Trust.  The Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law.  The rights of the Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of the Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

26.                                 Liability.

If the Grantor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

27.                                 Construction/Severability.

(a) The proceeds of the Loan guaranteed under the Guaranty were disbursed from and the Guaranty was executed in the state of New York, which state the parties agree has a substantial relationship to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance.  This Deed of Trust and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts made and performed in New York State and any applicable laws of the United States of America, without regard to conflict of law rules and principles.  Notwithstanding such provisions, however, (i) matters respecting title to the RP Collateral and the creation, perfection, priority and foreclosure (including the nature of any interest in property that results therefrom) of the liens on the RP Collateral shall be governed by, and construed and enforced in accordance with, the internal law of the state of Texas without giving effect to the conflicts-of law rules and principals of such state; (ii) the Grantor agrees that whether or not deficiency judgments are available under the laws of the state of Texas, after a foreclosure (judicial or nonjudicial) of the Trust Property, or any portion thereof, or any other realization thereon by the Beneficiary, the Beneficiary shall have the right to seek such a deficiency judgment against the Grantor in other states or foreign jurisdictions; and (iii) the Grantor agrees that, to the extent the Beneficiary obtains a deficiency judgment in any other state or foreign jurisdiction, then such party shall have the right to enforce such judgment in the state of Texas, as well as in other states or foreign jurisdictions.

(b)                                 Whenever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be unenforceable or prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such unenforceability, prohibition or invalidity, without invalidating the remaining provisions of this Deed of Trust.

28.                                 Security Agreement.

(a)                                  This Deed of Trust constitutes both a real property mortgage or deed of trust and a “security agreement,” within the meaning of the Texas UCC, and the Trust Property includes both real and personal property and all other rights and interest, whether tangible or intangible in nature, of the Grantor in the Trust Property.  The Grantor by executing and delivering this Deed of Trust has granted to the Beneficiary, as security for the Obligations, a security interest in the UCC Collateral.  If an Event of Default shall occur hereunder, the Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Texas UCC, including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as the Beneficiary may deem necessary for the care, protection and preservation of the UCC Collateral.  Upon request or demand of the Beneficiary, the Grantor shall at its expense assemble the UCC Collateral and make it available to the Beneficiary at a convenient place acceptable to the Beneficiary.  The Grantor shall pay to the Beneficiary on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by the Beneficiary in protecting its interest in the UCC Collateral and in enforcing its rights hereunder with respect to the UCC Collateral.  Any notice of sale, disposition or other intended action by the Beneficiary with respect to the UCC Collateral sent to the Grantor in accordance with the provisions of this Deed of Trust at least ten (10) days prior to the date of any such sale, disposition or other action, shall constitute reasonable notice to the Grantor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Texas UCC unless objected to in writing by the Grantor within five (5) days after receipt by the Grantor of such notice.  The proceeds of any sale or disposition of the UCC Collateral, or any part thereof, may be applied by the Beneficiary to the payment of the Obligations in such order, priority and proportions as the Beneficiary in its discretion shall deem proper.  If any change shall occur in the Grantor’s name, the Grantor shall promptly cause to be filed at its own expense, new financing statements as required under the Texas UCC to replace those on file in favor of the Beneficiary.  Conflicts between this Paragraph 28 and any provision of the Security Agreement of even date herewith between the Grantor and the Beneficiary shall be resolved in favor of the Security Agreement.

(b)                                 Certain of the UCC Collateral is or will become “fixtures” (as that term is defined in the UCC), and when this Deed of Trust is filed for record in the real estate records of the county where such fixtures are situated, it shall also automatically operate as a financing statement upon such of the UCC Collateral which is or may become fixtures.

29.                                 Further Acts, etc.

The Grantor will, at the cost of the Grantor, and without expense to the Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as the Beneficiary shall, from time to time, demand for the better assuring, conveying, assigning, transferring and confirming unto the Beneficiary the property and rights conveyed, assigned and transferred hereunder or intended now or hereafter so to be, or which the Grantor may be or may hereafter become bound to convey, assign or transfer to the Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust and, on demand, will execute, deliver and/or file, and hereby authorizes the Beneficiary to execute and/or file in the name of the Grantor to the extent the Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the interests in the Trust Property granted to the Beneficiary hereunder.

30.                                 Headings, etc.

The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defined or limiting, in any way, the scope or intent of the provisions hereof.

31.                                 Filing of Instrument, etc.

The Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect, preserve and perfect the lien hereof upon, and the interest of the Beneficiary in, the Trust Property.  The Grantor will pay all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Trust Property, and any instrument of further assurance, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance.  The Grantor shall hold harmless and indemnify the Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Deed of Trust.

32.                                 Usury Laws.

The Grantor and the Beneficiary stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws.  In furtherance thereof, none of the terms of this Deed of Trust shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws.  The Grantor shall never be liable for interest in excess of the maximum rate permitted by applicable laws.  If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, the Beneficiary shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws.  All sums paid or agreed to be paid to the Beneficiary for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable indebtedness.  The provisions of this Paragraph 32 shall control all agreements, whether now or hereafter existing and whether written or oral, between the Grantor and the Beneficiary.

33.                                 Sole Discretion of the Beneficiary.

Except as may otherwise be expressly provided to the contrary, wherever pursuant to this Deed of Trust, the Beneficiary exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to the Beneficiary, the decision of the Beneficiary to consent or not consent, or to approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of the Beneficiary and shall be final and conclusive.

34                                    Reasonableness.

If at any time the Grantor believes that the Beneficiary has not acted reasonably in granting or withholding any approval or consent under this Deed of Trust as to which approval or consent either (a) the Beneficiary has expressly agreed to act reasonably, or (b) absent such agreement, applicable law would nonetheless require the Beneficiary to act reasonably, then the Grantor’s sole remedy shall be to seek injunctive relief or specific performance, and no action for monetary damages or punitive damages shall in any event or under any circumstance be maintained by the Grantor against the Beneficiary.

35.                                 Recovery of Sums Required to be Paid.

The Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of the Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Grantor existing at the time such earlier action was commenced.

36.                                 Actions and Proceedings.

The Beneficiary shall have the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of the Grantor, which the Beneficiary, in its discretion, determines should be brought to protect the Beneficiary’s interest in the Trust Property.

37.                                 Inapplicable Provisions.

If any term, covenant or condition of this Deed of Trust shall be held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

38.                                 Duplicate Originals.

This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same Instrument.

39.                                 Certain Definitions.

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided in this Deed of Trust, words used in this Deed of Trust shall be used interchangeably in singular or plural form; the word “Grantor” shall mean each Grantor and any subsequent owner or owners of the Trust Property or any part thereof or interest therein; the word “Loan Documents” shall have the meaning set forth in the Loan Agreement; the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity; the words “Trust Property” shall include any portion of the Trust Property or interest therein; and the word “Obligations” shall mean all sums secured by this Deed of Trust; the word “default” shall mean both an Event of Default hereunder, and the occurrence of any default by the Grantor or other person in the observance or performance of any of the terms, covenants or provisions of this Deed of Trust on the part of the Grantor or such other person to be observed or performed without regard to whether such default constitutes or would constitute upon notice or lapse of time, or both, an Event of Default under this Deed of Trust; and words such as “herein” or “hereunder” shall be deemed to refer to this Deed of Trust as a whole and not merely to the sentence or paragraph in which they appear.  References to “the lien of this Deed of Trust” or words to that effect are also references to this Deed of Trust.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

40.                                 Waiver of Notice.

The Grantor shall not be entitled to any notices of any nature whatsoever from the Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by the Beneficiary to the Grantor, and the Grantor hereby expressly waives the right to receive any notice from the Beneficiary with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by the Beneficiary to the Grantor.

41.                                 No Oral Change.

This Deed of Trust may only be modified, amended or changed by an agreement in writing signed by the Grantor, the Beneficiary and, to the extent required by applicable law, the Trustee, and may only be released, discharged or satisfied of record by an agreement in writing signed by the Beneficiary and, to the extent required by applicable law, the Trustee.  No waiver of any term, covenant or provision of this Deed of Trust shall be effective unless given in writing by the Beneficiary and if so given by the Beneficiary shall only be effective in the specific instance in which given.  No course of dealing between the parties, no usage of trade and no extrinsic or parol evidence may be used to supplement or modify the terms of this Deed of

Trust.  The Grantor acknowledges that the Guaranty, this Deed of Trust, the Loan Agreement and the other Loan Documents set forth the entire agreement and understanding of the Grantor and the Beneficiary with respect to the Obligations secured hereby and that no oral or other agreements, understanding, representation or warranties exist with respect to the Obligations secured hereby other than those set forth in the Guaranty, this Deed of Trust, the Loan Agreement and the other Loan Documents.

42.                                 Absolute and Unconditional Obligation.

The Grantor acknowledges that the Grantor’s obligation to pay the Obligations in accordance with the Guaranty, this Deed of Trust and the other Loan Documents to which the Grantor is a party and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to the payment of the Obligations in accordance with the Guaranty, this Deed of Trust or the other Loan Documents to which the Grantor is a party, and the Grantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to the payment of the Obligations in accordance with the provisions of the Guaranty, this Deed of Trust and the other Loan Documents or otherwise with respect to the Obligations secured hereby in any action or proceeding brought to collect the Obligations, or any portion thereof, or to enforce, the trust or foreclose and realize upon the Beneficiary’s interest in the Trust Property created by this Deed of Trust.

43.                               Waiver of Trial by Jury.

The Grantor hereby irrevocably and unconditionally waives, and the Beneficiary by its acceptance of the Guaranty irrevocably and unconditionally waives, any and all rights to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Deed of Trust, the Guaranty or the other Loan Documents.

44.                                 Waiver of Statutory Rights.

The Grantor shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but hereby waives the benefit of such laws to the full extent that the Grantor may do so under applicable law.  The Grantor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Trust Property marshalled upon any foreclosure of the lien of this Deed of Trust and agrees that the Trust Property may be sold as an entirety or in separate parcels and in such order as may be determined by the Beneficiary, or by any court in which any action or suit hereunder may be pending. The

Grantor hereby waives for itself and all who may claim through or under it, and to the full extent the Grantor may do so under applicable law, any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust or granted under any statute now existing or hereafter enacted.

45.                                 Brokerage.

The Grantor covenants and agrees that no brokerage commission or other fee, commission or compensation is to be paid by the Beneficiary on account of the Loan or any other obligations secured by this Deed of Trust and the Grantor agrees to indemnify the Beneficiary against any claims for any of the same.

46.                                 Indemnity.

Anything in this Deed of Trust, the Guaranty, the Loan Agreement or the other Loan Documents to the contrary notwithstanding, the Grantor shall indemnify and hold the Beneficiary harmless and defend the Beneficiary at the Grantor’s sole cost and expense against any loss or liability, cost or expense (including, without limitation, title insurance premiums and charges and reasonable attorneys’ fees and disbursements of the Beneficiary’s counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with (a) any ongoing matters arising out of the deed of trust transaction contemplated hereby, this Deed of Trust, and/or the Trust Property, including, but not limited to, all costs of reappraisal of the Trust Property or any part thereof, whether required by law, regulation, the internal policies of the Beneficiary or any governmental or quasi-governmental authority, (b) any amendment to, or restructuring of this Deed of Trust and (c) any and all lawful action that may be taken by the Beneficiary in connection with the enforcement of the provisions of this Deed of Trust, whether or not suit is filed in connection with the same, or in connection with the Borrower, the Grantor, any other guarantor of the Loan and/or any partner, member, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding.  The foregoing indemnity shall not apply to matters caused by the gross negligence willful misconduct or bad faith of the Beneficiary.  All sums expended by the Beneficiary shall be payable within (5) days after written demand and, until reimbursed by the Grantor pursuant hereto, shall be deemed additional principal of the Obligations and secured hereby and shall bear interest at the Default Rate.  THE FOREGOING INDEMNIFIES THE TRUSTEE AND THE BENEFICIARY FROM THEIR OWN NEGLIGENCE.

47.                                 Relationship.

The relationship of the Beneficiary to the Grantor hereunder is strictly and solely that of lender and obligor and grantor and beneficiary, and nothing contained in the Guaranty, this Deed of Trust or any other Loan Document is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Beneficiary and the Grantor other than as set forth in this Paragraph 47.

48.                                 Loan Agreement.

The Grantor shall fully and faithfully observe and perform all of the terms, covenants, conditions, provisions and agreements contained in the Loan Agreement.

49.                                 The Trustee.

(a)                                  Successor Trustee.  The Trustee may resign by the giving of notice of such resignation in writing addressed to the Beneficiary, or may be removed at any time, with or without cause, by an instrument in writing duly executed by the Beneficiary.  The Beneficiary shall concurrently give notice of any such resignation or removal to the Grantor.  In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by the Beneficiary without other formality than an appointment and designation in writing unless otherwise required by applicable law.  Such appointment and designation will be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation, this Deed of Trust will vest in the named successor the Trustee all the right, title and interest of the Trustee in the Trust Property, and said successor will thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee.  All references herein to the Trustee will be deemed to refer to the Trustee or trustees from time to time acting hereunder.

(b)                                 Trustee’s Powers.  At any time, or from time to time without liability therefor and without notice, upon written request of the Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of the Trust Property, the Trustee may (i) reconvey any part of the Trust Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

(c)                                  Request for Notice.  The Grantor hereby requests that a copy of any notice of default and a copy of any notice of sale hereunder be mailed to the Grantor at the address set forth in the heading of this Deed of Trust.

(d)                                 Full Reconveyance by the Trustee.  To the extent that the Trustee’s signature is necessary on any full reconveyance of this Deed of Trust then, upon written request of the Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust to the Trustee for cancellation and retention (or disposal in accordance with applicable law), the Trustee shall reconvey to the Grantor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Property then held hereunder.  The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.  The grantee in any reconveyance may be described as the person or persons legally entitled thereto.

(e)                                  Indemnity.  The Grantor shall indemnify the Trustee against all claims, actions, liabilities, judgments, costs, attorneys’ fees or other charges of whatsoever kind or nature made against or incurred by the Trustee, and arising out of the performance by the Trustee of the duties of the Trustee hereunder (except those arising from the Trustee’s grossly negligent acts).  The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.  THE FOREGOING INDEMNIFIES THE TRUSTEE FROM ITS OWN NEGLIGENCE.

(f)                                    The Beneficiary Action in Lieu of The Trustee.  Notwithstanding anything contained in this Paragraph 49 or this Deed of Trust to the contrary, the Beneficiary may take any actions (other than the exercise of the power of sale) which the Trustee is authorized to take in all cases where trustees are not required by custom, practice or law to take such actions on behalf of a beneficiary under a deed of trust.

50.                                 Prior Deed of Trust.  This Deed of Trust is subject and subordinate to the liens of a certain Deed of Trust dated October 9, 2002, made by the Grantor to Bryan Perkins for the benefit of Tollroad Texas Land Co., L.P, and recorded on October 10, 2002 in Volume 5272, Page 717 of the Land Records of Collin County, Texas (the “Prior Deed of Trust”).  In respect thereof, the Grantor hereby warrants, represents and covenants with the Beneficiary that: (a) the Prior Deed of Trust is and in all respects shall at all times be current and in full force and effect without default on the part of the Grantor thereunder; (b) any default under the Prior Deed of Trust beyond any applicable cure period provided thereunder shall ipso facto constitute an Event of Default under this Deed of Trust; and (c) the Grantor shall not enter into any agreement with the holder of the Prior Deed of Trust to amend, modify, renew, increase or in any manner change the terms thereof or the indebtedness secured thereby, either orally or in writing, without the prior written consent of the Beneficiary.

51.                                 Cash Collateral.  In any situation hereunder where the Beneficiary is or may be entitled under this Deed of Trust to apply the Rents, the proceeds of the Policies, the proceeds from a condemnation or any other monies against any portion of the Obligations, the Beneficiary shall have the right at its option to hold the monies in question as cash collateral.  Until expended or applied against such remaining Obligations, any cash collateral retained by the Beneficiary may be commingled with the general funds of the Beneficiary and shall constitute additional security for the Obligations and shall not bear interest. The election of whether to make such application or to hold such monies as cash collateral shall be in the sole and absolute discretion of the Beneficiary.

52.                                 Homestead Disclaimer.  The Grantor warrants and represents that at the time of execution and delivery of this Instrument, no part of the Trust Property forms any part of any property owned, used or claimed by the Grantor or the Grantor’s spouse or children either as a residence or a business homestead, or as otherwise exempt from forced sale under the laws of the State of Texas or the United States.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE § 26.02

THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

MORGAN STANLEY DEAN WITTER COMMERCIAL FINANCIAL SERVICES, INC.	DALLAS S&W, L.P., a Texas limited partnership

By: S&W of Dallas, LLC, its general partner

By:	/s/ Roman Mordkovich
Name: Roman Mordkovich
	Title: Vice President	By :	/s/ Alan M. Mandel
Name: Alan M. Mandel
Title: Chief Financial Officer & Secretary

IN WITNESS WHEREOF, the Grantor has duly executed this Deed of Trust the day and year first above written.

DALLAS S&W, L.P., a Texas limited partnership

By: S&W of Dallas LLC, its general partner

By:	/s/ Alan M. Mandel
Name: Alan M. Mandel
Title: Chief Financial Officer & Secretary

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 17th day of December in the year 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared Alan M. Mandel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Angela L. Strobe
Notary Public
SEAL.	No. 01ST6080923
9/23/06

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 17th day of December in the year 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared Roman Mordkovich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Angela L. Strobe
Notary Public

EXHIBIT A

Legal Description

DALLAS S&W, L.P.

AND

MORGAN STANLEY DEAN WITTER

COMMERCIAL FINANCIAL SERVICES, INC.

DEED OF TRUST

( TEXAS )

Dated:	December , 2002

Location:	Lot 8, Block C/8763,
Greenway Addition, Dallas, Texas

RECORD AND RETURN TO:

Esanu Katsky Korins & Siger, LLP
605 Third Avenue
New York, New York 10158
Attention: Stephen D. Brodie, Esq.